Exhibit 10.3

ASSIGNMENT OF LIMITED RIGHTS UNDER MEMBERSHIP INTEREST REDEMPTION AGREEMENT

This ASSIGNMENT OF LIMITED RIGHTS UNDER MEMBERSHIP INTEREST REDEMPTION AGREEMENT (this “Assignment”) is executed and delivered effective as of June 15, 2021 (the “Effective Date”) by CAPITAL PLUS FINANCIAL, LLC, a Texas limited liability company (“Capital Plus”) in favor of SG BLOCKS, INC., a Delaware corporation (“SG Blocks”). CPF GP 2019-1 LLC, a Texas limited liability company (“CPF GP”) has executed this Assignment for the limited purposes set forth in Section_5 of this Assignment.

WHEREAS, CPF GP and Capital Plus are parties to that certain Membership Interest Redemption Agreement, dated effective as of December 21, 2020 (as amended, the “Redemption Agreement”) pursuant to which (i) CPF GP redeemed Capital Plus’s interest in CPF GP and (ii) as consideration therefore CPF GP agreed to pay over to Capital Plus the Consideration (as defined in the Redemption Agreement) (the “Redemption Consideration”) as received by CPF GP from CPF MF from time to time, if any;

WHEREAS, Capital Plus, SG Blocks, and CPF GP are parties to that certain Settlement Agreement, dated as of even date herewith (the “Settlement Agreement”), pursuant to which Capital Plus, SG Blocks, and CPF GP have agreed to settle certain existing disputes (the “Settlement”);

WHEREAS, in furtherance of the Settlement Agreement and the Settlement, contemporaneously herewith, CPF GP and Capital Plus have amended the Redemption Agreement pursuant to the terms of that certain Amendment to Membership Interest Redemption Agreement, dated as of even date herewith (the “Redemption Agreement Amendment”); and

WHEREAS, pursuant to the Settlement Agreement, and in furtherance of the Settlement, Capital Plus has agreed to execute and deliver this Assignment to assign its rights to receive the Redemption Consideration under the Redemption Agreement to SG Blocks.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth in this Assignment, the Settlement Agreement, the Letter Agreement (as defined in the Settlement Agreement), and the License Termination Agreement (as defined in the Settlement Agreement), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

1. CAPITALIZED TERMS. Any capitalized term used in this Assignment but not defined in this Assignment shall have the meaning ascribed to such term in the Settlement Agreement, and, if such term is not defined in the Settlement Agreement, such term shall have the meaning ascribed to such term in the Redemption Agreement.

2. ASSIGNMENT OF REDEMPTION CONSIDERATION. Capital Plus does hereby grant, bargain, sell, convey, transfer, assigns, and set over unto SG Blocks and its successors and assigns, TO HAVE AND TO HOLD FOREVER, all of its right, title, and interest in and to the Redemption Consideration under the Redemption Agreement. From and after the Effective Date, any and all Redemption Consideration received by CPF GP from CPF MF, if any, shall be paid over to SG Blocks in the manner specified in, and in accordance with the terms of, the Redemption Agreement.

3. ACCEPTANCE OF ASSIGNMENT. SG Blocks hereby accepts the assignment set forth in Section 2.

4. ACKNOWLEDGMENT. SG Blocks acknowledges that (a) its receipt of any Redemption Consideration pursuant to the Redemption Agreement (as assigned to SG Blocks under this Assignment) is dependent on CPF GP receiving distributions from CPF MF and (b) neither CPF GP, CPF MF, Capital Plus, or any other entity or individual has made any representation that CPF GP will receive any distribution from CPF MF.

5. CONSENT TO ASSIGNMENT. Pursuant to Section 8(b) of the Redemption Agreement, CPF GP hereby consents to Capital Plus’s assignment of its right to receive the Redemption Consideration, if any, to SG Blocks pursuant to this Assignment.

6. GOVERNING LAW. This Assignment shall be construed, interpreted, enforced, and governed in accordance with the laws of the State of Texas, without giving effect to conflict of laws principles.

7. BINDING EFFECT. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any further assignment of the right to receive the Redemption Consideration by SG Blocks shall require the consent of CPF GP pursuant to Section 8(b) of the Redemption Agreement.

8. ENTIRE AGREEMENT. This Assignment, together with the Settlement Agreement, License Termination Agreement (as defined in the Settlement Agreement), the Redemption Agreement Amendment, and the Letter Agreement (as defined in the Settlement Agreement), constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings (whether written or oral) relating to the subject matter hereof or thereof, and there are no agreements, understandings, warranties, representations, or covenants of the Parties hereof or thereof other than those set forth in this Assignment, the Settlement Agreement, the License Termination Agreement (as defined in the Settlement Agreement), the Redemption Agreement Amendment, or the Letter Agreement (as defined in the Settlement Agreement).

9. FURTHER ASSURANCES; NECESSARY ACTIONS. The parties hereto agree to sign, execute, and deliver, or cause to be signed, executed, and delivered, and to do or make, or cause to be done and made, upon the written request of the other party, any and all agreements, instruments, papers, documents, waivers, acts, or things, supplemental, confirming, or otherwise, as may be reasonable requested to effect the purpose and intent of this Assignment.

10. SEVERABILITY. If any term or provision of this Assignment or the application thereof under certain circumstances is declared invalid, illegal, or unenforceable by a court of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Assignment or any other application thereof.

11. HEADINGS AND CAPTIONS. The headings and captions set forth in this Assignment are for convenience and reference only and shall not be used in interpreting or construing this Assignment.

12. RECITALS. The recitals to this Assignment are incorporated in, and made a part of, this Assignment.

13. COUNTERPARTS; FACSIMILE EXECUTION. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including, ..pdf), or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and shall be valid and effective for all purposes.

[Signatures appear on the following pages]

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IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the Effective Date.

CAPITAL PLUS:

CAPITAL PLUS FINANCIAL, LLC

By:	/s/ Eric Donnelly
Name:	Eric Donnelly
Title:	CEO

SG BLOCKS:

SG BLOCKS, INC.

By:	/s/ Paul Galvin
Name:	Paul Galvin
Title:	Chairman and CEO

For the limited purposes set forth in Section 5 of this Assignment:

CPF GP:

CPF GP 2019-1 LLC

By:	/s/ Greg Jacobson
Name:	Greg Jacobson
Title:	Manager

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